Exhibit 99.3

	RE:	Headwaters Incorporated 10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW
FOR FURTHER INFORMATION
AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (916) 939-7285

FOR IMMEDIATE RELEASE:

MARCH 2, 2011

HEADWATERS INCORPORATED ANNOUNCES EARLY

TENDER OFFER RESULTS AND RECEIPT OF

REQUIRED CONSENTS WITH RESPECT TO THE

TENDER OFFER AND CONSENT SOLICITATION FOR

ITS 11 3/8% SENIOR SECURED NOTES

SOUTH JORDAN, UTAH, MARCH 2, 2011 (NYSE: HW) – Headwaters Incorporated today announced the expiration of the consent payment deadline in connection with the previously announced cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding 11 3/8% Senior Secured Notes due 2014 (CUSIP No. 42210PAN2) (the “Notes”).

As of 5:00 p.m., New York City time, on March 1, 2011 (the “Consent Payment Deadline”), holders representing approximately 99.9% ($328.0 million) in principal amount of the Notes had validly tendered their Notes and delivered their consents (the “Consents”) to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes, which exceeded the amount required for adoption of the Proposed Amendments. Based on the receipt of the required Consents, Headwaters and the trustee under the indenture expect to enter into a supplemental indenture reflecting the Proposed Amendments. The supplemental indenture will not become operative unless and until the Tender Offer is consummated.

Consummation of the Tender Offer, including the settlement of any Notes tendered at or prior to the Consent Payment Date, will be subject to the satisfaction of certain conditions, among other things, receipt of sufficient proceeds from new debt financing to fund the Tender Offer. If any of the conditions is not satisfied, Headwaters is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to applicable laws, and may terminate the Tender Offer. Full details of the terms and conditions of the Tender Offer and Consent Solicitation are included in the Offer to Purchase and Consent Solicitation Statement (the “Statement”) and the related Consent and Letter of Transmittal, each dated February 15, 2011.

Copies of the tender offer documents can be obtained by contacting D.F. King & Co., Inc., the Information Agent for the Tender Offer, at (800) 967-4607 (toll free) or (212) 269-5550 (collect).

Deutsche Bank Securities Inc. is acting as Dealer Manager for the Tender Offer. Questions concerning the Tender Offer may be directed to Deutsche Bank Securities Inc. at (855) 287-1922. D.F. King & Co., Inc. has been appointed to act as the Tender Agent for the Tender Offer.

None of Headwaters, including its Board of Directors, the Information Agent, the Dealer Manager, the Tender Agent, the Trustee for the Notes or any other person, has made or makes any recommendation as to whether holders of the Notes should tender, or refrain from tendering, all or any portion of their Notes pursuant to the Tender Offer, and no one has been authorized to make such a recommendation. Holders of the Notes must make their own decisions as to whether to tender their Notes.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell any securities, including the Notes. The Tender Offer is being made only pursuant to the terms of the Statement and related materials, including the Consent and Letter of Transmittal. Holders of the Notes should read carefully the Statement and related materials, including the Consent and Letter of Transmittal, because they contain important information.

Forward-Looking Statements:

In addition to historical information, certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include our expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the production and marketing of cleaned coal, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the availability of refined coal tax credits, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about our businesses. Such statements that are not purely historical by nature, including those statements regarding our ability to repurchase the Notes, future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products, cleaned coal, catalysts, and the availability of tax credits, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,”

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“estimates,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the “Risk Factors” section in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 19, 2010. You should not place undue reliance on forward-looking statements, which speak only as of the date made. All subsequent written or oral forward-looking statements attributable to us or any person acting on behalf of us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except for our obligations under the Securities Exchange Act of 1934 to disclose any material changes in the information previously disclosed to holders, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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